Exhibit 32.2
Certification required by Rule 13a-14(b) or Rule 15d-14(b) and
Section 1350 of Chapter 63 of Title 18 of the United States Code
In connection with the Annual Report of OHA Investment Corporation (the “Company”) on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Cory E. Gilbert, Chief Financial Officer and Treasurer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 26, 2018	/s/ CORY E. GILBERT
Cory E. Gilbert
Chief Financial Officer and Treasurer
A signed original of this written statement required by Section 906 has been provided to OHA Investment Corporation and will be retained by OHA Investment Corporation and furnished to the Securities and Exchange Commission or its staff upon request.